EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G/A filed herewith (and any amendments thereto), relating to the common stock of Medley Capital Corp., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d‑1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 23rd day of November, 2020.

DB MED INVESTOR I LLC		DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By: DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP, its member manager		By: Drawbridge Special Opportunities GP LLC, its general partner

By: Drawbridge Special Opportunities GP LLC, its general partner		By:	/s/ Daniel N. Bass
Name: Daniel N. Bass Title: Authorized Signatory
By	/s/ Daniel N. Bass
Name: Daniel N. Bass
Title: Authorized Signatory

DRAWBRIDGE SPECIAL OPPORTUNITIES GP LLC		DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LTD

By:	/s/ Daniel N. Bass	By: Drawbridge Special Opportunities Advisors LLC, its investment manager
Name: Daniel N. Bass
	Title: Authorized Signatory	By:	/s/ Daniel N. Bass
Name: Daniel N. Bass Title: Authorized Signatory

DRAWBRIDGE SPECIAL OPPORTUNITIES ADVISORS LLC		FORTRESS PRINCIPAL INVESTMENT HOLDINGS IV LLC

By:	/s/ Daniel N. Bass	By:	/s/ Daniel N. Bass
	Name: Daniel N. Bass Title: Authorized Signatory		Name: Daniel N. Bass Title: Chief Financial Officer

FORTRESS OPERATING ENTITY I LP		FIG LLC

By: FIG Corp, its general partner		By:	/s/ Daniel N. Bass
Name: Daniel N. Bass
By:	/s/ Daniel N. Bass		Title: Chief Financial Officer
Name: Daniel N. Bass Title: Chief Financial Officer

FORTRESS INVESTMENT GROUP LLC		FIG CORP.

By:	/s/ Daniel N. Bass	By:	/s/ Daniel N. Bass
	Name: Daniel N. Bass		Name: Daniel N. Bass
	Title: Chief Financial Officer		Title: Chief Financial Officer